SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
================================================================================

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                           Filed by the Registrant |X|
                 Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement        |X|   Definitive Proxy Statement
|_|   Definitive Additional Materials    |_|   Soliciting Materials Pursuant to
|_|   Confidential, for use of the             ss.240.14a-11(c) or ss.240.14a-12
      Commission Only (as permitted
      by Rule 14a-6(e)(2))

                           General Bearing Corporation
                           ---------------------------
                (Name of Registrant as Specified in its Charter)

       (Name of Person(s) Filing Proxy Statement if other than Registrant)

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            pursuant to Exchange Act Rule 0-11 (Set forth amount on which the
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      paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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      4)    Date Filed: ___________________________________________________


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

                           GENERAL BEARING CORPORATION

                           ---------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 29, 2004

To the Stockholders of General Bearing Corporation:

      NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders (the "Meeting") of GENERAL BEARING CORPORATION, a Delaware corporation (the "Company"), will be held on Friday, October 29, 2004 at 10:00 a.m., local time, at the Company's principal executive offices at 44 High Street, West Nyack, New York 10994 to consider and act upon the following:

      1. The election of seven Directors to serve until the 2005 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

      2. The ratification of the appointment of UHY LLP as independent auditors of the Company and its subsidiaries for the fiscal year ending January 1, 2005; and

      3. The transaction of such other business as may properly come before the Meeting and at any adjournment or adjournments thereof.

      Only holders of record of the Company's common stock, par value $.01 per share, at the close of business on September 9, 2004, which has been fixed as the record date for the Meeting, shall be entitled to notice of, and to vote at, the Meeting and any adjournment or adjournments thereof.

      Stockholders are cordially invited to attend the Meeting in person. Whether or not you plan to attend the Meeting, please sign and date the enclosed proxy card and mail it promptly in the enclosed envelope to ensure that your shares are represented at the Meeting. Stockholders who attend the Meeting may vote their shares personally, even though they have sent in their proxies.

                                              By Order of the Board of Directors


                                              /s/ David L. Gussack

                                              David L. Gussack
                                              Chief Executive Officer


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

                                    IMPORTANT

THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.


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

                           GENERAL BEARING CORPORATION
                           ---------------------------
                                 PROXY STATEMENT
                       2004 Annual Meeting of Stockholders
                                October 29, 2004

                                     GENERAL

      This Proxy Statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of GENERAL BEARING CORPORATION, a Delaware corporation (the "Company"), to be voted at the 2004 Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the Company's principal executive offices at 44 High Street, West Nyack, New York 10994, on October 29, 2004, at 10:00 a.m., local time, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement.

      The principal executive offices of the Company are located at 44 High Street, West Nyack, New York 10994. The approximate date on which this Proxy Statement and accompanying Proxy will first be sent or given to stockholders is October 1, 2004.

                       VOTING SECURITIES AND VOTE REQUIRED

      Stockholders of record as of the close of business on September 9, 2004 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting and at any adjournment or adjournments thereof. On the Record Date, there were 3,767,972 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), outstanding. There was no other class of voting securities of the Company outstanding on such date. Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock of the Corporation issued and outstanding and entitled to vote is necessary to constitute a quorum at the Meeting. The election of Directors of the Company and the ratification of the appointment of the Company's auditors require the affirmative vote of a majority of the outstanding shares of Common Stock voting at the Meeting or at any adjournment or adjournments thereof. Under the rules promulgated by the Securities and Exchange Commission, boxes and a designated blank space are provided on the proxy card for stockholders to mark if they wish to withhold authority to vote for any one or more of the seven nominees for directors. Votes withheld in connection with the election of any one or more of the seven of the nominees for directors will be counted as votes cast against such individuals and will be counted toward the presence of a quorum for the transaction of business at the Meeting. If no direction is indicated, the proxy will be voted for the election of the nominees for directors. Under the rules of the National Association of Securities Dealers, Inc., a broker "non-vote" has no effect on the outcome of the election of directors or the establishment of a quorum for such election. The form of proxy does not provide for abstentions with respect to the election of directors; however, a stockholder present at the Meeting may abstain with respect to such election. The treatment of abstentions and broker "non-votes" with respect to the election of directors is consistent with applicable Delaware law and the Company's By-Laws. Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders and have the same legal effect as a vote against a particular proposal (other than the election of directors). Broker "non-votes" are not taken into account for purposes of determining whether a proposal has been approved by the requisite stockholder vote.


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

                                VOTING OF PROXIES

      A Proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares represented thereby will be voted (i) FOR the election of the seven nominees as directors; (ii) FOR ratification of the appointment of the Company's auditors; and (iii) in accordance with the judgment of the person or persons voting the proxies on any other matter that may be properly brought before the Meeting or any adjournment or adjournments thereof. Each such Proxy granted may be revoked at any time thereafter by execution and delivery of a subsequent Proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

      The following table sets forth, as of October 1, 2004, certain information concerning the beneficial ownership of Common Stock as to each director and current executive officer of the Company, and each person who, to the Company's knowledge, beneficially owns more than 5% of the outstanding Common Stock of the Company. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown.

                               NUMBER OF
                               SHARES
NAME AND ADDRESS OF            BENEFICIALLY               PERCENTAGE OF SHARES
BENEFICIAL OWNER               OWNED (1)                  BENEFICIALLY OWNED (1)
----------------               ---------                  ----------------------

David L. Gussack                 709,818 (2,3)                   18.3%

Don C. Whitaker, Inc. &
Don C. Whitaker                  202,844                          5.4%

Nina M. Gussack                  621,272 (2,4)                   16.5%

Seymour I. Gussack               323,986 (2,5)                    8.6%

Amy Gussack                      383,970 (2,6)                   10.2%

Robert E. Baruc                  341,302 (2,7)                    9.0%

Joseph Hoo                        86,079 (8)                      2.3%

William F. Kurtz                  17,500 (9)                        *

Corby W. Self                      8,000 (10)                       *

Peter Barotz                       5,000 (11)                       *


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

Ron Fetzer                         3,250 (12)                       *

Thomas J. Uhlig                    4,000 (13)                       *

All Directors and Executive
 Officers as a Group           2,120,207                         53.4%

* Less than 1%

(1) Pursuant to Rule 13d-3 under the U.S. Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise.

(2) Includes 5,000 shares of Common Stock owned by Gussack Realty Company ("GRC") over which Seymour I. Gussack, David L. Gussack, Nina M. Gussack, Amy Gussack and Robert E. Baruc, through his spouse Faith Gussack, as members of GRC, may be deemed to share the power to vote and dispose of. Each disclaims beneficial ownership of the shares of Common Stock owned by GRC.

(3) Includes 8,978 shares owned by his daughter, over which he has voting power, and 115,000 vested options as of November 30, 2004.

(4) Includes 13,280 shares owned by her spouse, 9,752 shares owned by her children over which she has voting power, and 5,000 vested options as of November 30, 2004.

(5) Includes 15,000 vested options as of November 30, 2004.

(6) Includes 13,080 shares owned by her spouse.

(7) Includes 300,664 shares owned by his spouse, 17,956 shares owned by his children over which he has voting power, and 5,000 vested options as of November 30, 2004.

(8) Includes 22,500 vested options as of November 30, 2004.

(9) Includes 17,300 vested options as of November 30, 2004.

(10) Includes 8,000 vested options as of November 30, 2004.

(11) Includes 5,000 vested options as of November 30, 2004.

(12) Includes 1,250 vested options as of November 30, 2004.

(13) Includes 4,000 vested deferred shares.


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

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

            A total of seven (7) directors are to be elected at the Meeting by the holders of the Common Stock to serve until the 2005 Annual Meeting of Stockholders or until their successors have been elected and qualified. Presently, the Directors are Seymour I. Gussack, David L. Gussack, Barbara Henagan, Robert E. Baruc, Peter Barotz, Nina M. Gussack and Ronald Fetzer and their terms expire at the Meeting. The Board of Directors recommends the re-election of (i) all of the current Directors except Barbara Henagan (who has notified the Company that she will not stand for re-election) and (ii) Fred Groveman, who is nominated to replace Barbara Henagan, as Directors to serve until the 2005 Annual Meeting of Stockholders or until their successors have been elected and qualified. Should any of the nominees not remain a candidate for election at the date of the Meeting (which contingency is not now contemplated or foreseen by the Board of Directors), proxies solicited there under will be voted in favor of those nominees who do remain candidates and may be voted for substitute nominees selected by the Board of Directors. Assuming a quorum is present, a vote of a majority of the shares present, in person or by proxy, at the Meeting is required to elect each of the nominees as a Director in accordance with the Company's By-Laws.

            In 2003 there were six (6) meetings of the Board of Directors of the Company. The Compensation/Stock Option Committee met once during that period. The Audit Committee of the Board of Directors met three (3) times during 2003. All Directors attended 75% or more of the meetings of the Board of Directors.

            The directors and executive officers of the Company are as follows:

 NAME                          AGE      POSITION
 ----                          ---      --------

Seymour I. Gussack.............80   Chairman of the Board of Directors
David L. Gussack...............47   Chief Executive Officer & Director
Robert E. Baruc................52   Director
Peter Barotz...................76   Director
Nina M. Gussack................48   Director
Barbara M. Henagan.............45   Director
Ronald Fetzer..................41   Director
Thomas J. Uhlig................54   President
Corby W. Self..................47   Vice President - Ball & Roller Operations
William F. Kurtz...............46   Vice President - Director of Operations
Joseph J. Hoo..................69   Vice President - Advanced Technology & China
                                    Affairs
John E. Stein, Esq.............47   Secretary & General Counsel

      Set forth below is certain additional information with respect to the Directors, executive officers and Fred Groveman.

SEYMOUR I. GUSSACK founded the Company in 1958 and has served as Chairman of the Board of Directors and a Director of General Bearing since its formation. Seymour I. Gussack is a Director of Shanghai General Bearing Company, Ltd. ("SGBC"), Ningbo General Bearing Company, Ltd. ("NGBC") and Jiangsu General Ball & Roller, Company, Ltd. ("JGBR") Company joint ventures in China. He is also the Chairman of the Board of Directors and a Director of General Bearing Ball and Roller, Inc. ("GBBR") a U.S. subsidiary of the Company and a member of GRC. See "Certain Relationships and Related Transactions". Seymour I. Gussack's son is David L. Gussack, CEO of the Company and a Director. Seymour I. Gussack is also the father of Nina M. Gussack, Director and father-in-law of Robert E. Baruc, Director.


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

DAVID L. GUSSACK became Chief Executive Officer of the Company in February 2004 and has been a Director of the Company since 1987. David L. Gussack has held various positions with the Company since 1979, including President from 1993 to February 2004, Executive Vice President from 1991 to 1992, General Manager of the OEM Division from 1988 to 1990, Supervisor and Coordinator, Hyatt Absorption Project from 1987 to 1988, Plant Manager from 1986 to 1987, Office Facilities Manager from 1985 to 1986, and Manager of Special Projects from 1983 to 1985. David L. Gussack is a Director of SGBC, NGBC and JGBR. He also is a Director of GBBR and a member of GRC. See "Certain Relationships and Related Transactions." David L. Gussack is a graduate of the University of Pennsylvania. David L. Gussack's father is Seymour I. Gussack, Chairman of the Board of Directors of the Company. David L. Gussack is also the brother of Nina M. Gussack, Director, and brother-in-law of Robert E. Baruc, Director.

THOMAS J. UHLIG became President of the Company in February 2004. He served as Executive Vice President from 2003 to February 2004. Mr. Uhlig came to General Bearing Corporation from The Timken Company where he was Vice President of the Timken Super Precision Group from 1998 to 2002. His prior experiences include senior management positions as President of Johnstown America Corporation, Director of Manufacturing for Timken's North and South America Operations and President of MPB Corporation. Mr. Uhlig holds BS and MBA degrees from the University of Rhode Island.

WILLIAM F. KURTZ has served as Vice President - Director of Operations since 1997. He served as Vice President - Technical Services of the Company from 1993 to 1997. Mr. Kurtz was Chief Engineer of the Company from 1989 to 1993 and Senior Project Engineer of the Company from 1988 to 1989. He is a graduate of Manhattan College (B.E. and M.E. in Mechanical Engineering) and a licensed professional engineer.

JOSEPH J. HOO has served as Vice President - Advanced Technology and China Affairs of the Company since August 1995. Mr. Hoo served as General Manager, Industrial Products Division, from 1991 to 1995 and as Chief Metallurgist from 1987 to 1991. Mr. Hoo is a graduate of the National University of Japan (B.S. in Engineering) and University of Michigan (M.S.E. in Metallurgy and Engineering).

CORBY W. SELF has served as Vice President - Ball & Roller Operations since January 2002. Prior to his appointment, Mr. Self spent eleven years at NN Inc., a manufacturer of precision steel balls and rollers. There he progressed from Quality Management to Operations Management, with full responsibility for four plants. His early experience included quality management positions with Eaton Corporation and CMI Corporation. Mr. Self obtained a BS in Computer Science / Management from Johnson and Wales University in 1984.

ROBERT E. BARUC has been a Director of the Company since February 1997. From August 2001 to present Mr. Baruc has been President of Screen Media Films, a feature film acquisition and marketing company, which distributes to the U.S. home video market through Universal Studios Home Entertainment. From August 1993 to December 2000 Mr. Baruc was President and CEO of A-Pix Entertainment an independent distributor of film and television programming. He was also Executive Vice President from 1994 to 1998 and Co-President from 1999 to 2000 of A-Pix's parent company Unapix Entertainment Inc. Mr. Baruc was President of two other home video distribution companies, Triboro Entertainment from 1992 to 1993 and Academy Entertainment from 1986 to 1991. He is the son-in-law of Seymour I. Gussack, Chairman of the Board of Directors and the brother-in-law of David L. Gussack, CEO of the Company and Director, and Nina M. Gussack, Director.

PETER BAROTZ has been a Director of the Company since December 30, 1997. For the past 25 years, Mr. Barotz has been the President of Panda Capital Corporation.


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

NINA M. GUSSACK has been a Director of the Company since February 1997. Ms. Gussack has been litigation partner at the law firm of Pepper Hamilton LLP in Philadelphia, Pennsylvania since 1987. She is a graduate of the University of Pennsylvania (B.S. in History and M.S. in Secondary Education) and Villanova University School of Law (J.D.). She is a member of the Pennsylvania bar. She is the daughter of Seymour I. Gussack and the sister of David L. Gussack and a member of GRC. She is also the sister-in-law of Robert E. Baruc, Director.

BARBARA M. HENAGAN was elected a Director of the Company on March 30, 1999. Ms. Henagan is and has been Managing Director of Linx Partners since 1999. Previously Ms. Henagan was Senior Managing Director of Bradford Ventures Ltd. She is also a Director of Hampton Industries, V-Span, Inc. and Batteries Batteries, Inc. Ms. Henagan is a graduate of Princeton University and Columbia University's MBA program.

RONALD FETZER was elected a Director of the Company on April 9, 2003. Mr. Fetzer is and has been Director of Accounting and Finance and Controller at Bill Blass, Ltd., New York, NY, a fashion and licensing company since 1999. Mr. Fetzer, who is a licensed and practicing CPA in New York, is a member of the NYS Society of CPA's and a member of the American Institute of CPA's. Prior to his employment at Bill Blass, Ltd., Mr. Fetzer was a senior manager at the accounting firm of Urbach, Kahn & Werlin LLP from 1996-1999. Mr. Fetzer received an MBA in International Finance from Baruch College in 1991 and BA in Accounting and Economics from Queens College in 1985.

FRED GROVEMAN, who is a nominee for election as a Director, is a CPA and currently a partner in FB & Co., LLP Financial Advisors and Consultants, located in New York City. From 1958 to 1998 Mr. Groveman was associated with Ferro Berdon & Co., CPA's and Consultants and was the Managing Partner of the firm for over 20 years. Mr. Groveman previously served on the Company's board from April 4, 2002 to December 31, 2002.

      Directors hold office until the next annual meeting of stockholders following their election, or until their successors are elected and qualified. Officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors.

      The standing committees of the Board of Directors are the Audit Committee, the Compensation/ Stock Option Committee and the Insider Trading Compliance Committee.

      Inasmuch as the Gussack family holds more than 50% of the voting power of the Company, the Company is a "Controlled Company" under Nasdaq rules and therefore exempt from marketplace Rule 4350(c) (except for (c)(2)).


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

      The Audit Committee of the Board of Directors consists of three directors, Peter Barotz, Ron Fetzer and Barbara M. Henagan, who are all independent under relevant Nasdaq and SEC rules. Based on its original charter, the Audit Committee was to review the outside auditor designated by management and render to the Board any of the Committee's comments and/or recommendations relating to such auditor; meet with the outside auditor at least once per year to discuss any issues raised by the auditor and report back to the Board for its consideration; hold at least one meeting per year; submit the minutes of all meetings of the Audit Committee to, or discuss matters discussed at each meeting with the Board; ensure receipt from the outside auditor of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1; actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor; take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditor; and review and assess the adequacy of the Audit Committee charter on an annual basis. In addition to the above, or where required, in lieu thereof, the Audit Committee performs those functions imposed by the Sarbanes-Oxley Act of 2002. At the Annual Meeting, scheduled for October 29th, 2004, the Board of Directors plans to amend the Audit Committee Charter to comply with revisions to the SEC Rules and Nasdaq Listing Standards. Mr. Fetzer is Chairman of the Company's audit committee and considered to be an "audit committee financial expert" as that term is defined under SEC rules.

      The Compensation/Stock Option Committee consists of Messrs. Peter Barotz and Robert E. Baruc, the former of whom is an independent Director. The Compensation/Stock Option Committee's function is to review and approve annual salaries and bonuses for all employees with salaries in excess of $100,000 and review, approve and recommend to the Board of Directors the terms and conditions of all employee benefit plans or changes thereto, including the granting of stock options pursuant to the Company's 1996 Option Plan.

      The Insider Trading Compliance Committee ("Compliance Committee") consists of the Insider Trading Compliance Officer (currently the Company's Secretary & General Counsel) and the directors who are members of the Audit Committee. The Compliance Committee reviews and either approves or prohibits proposed stock trades by key insiders in accordance with the Company's Procedures and Guidelines Governing Insider Trading and Tipping.

Compensation Committee Interlocks and Insider Participation

      Other than Mr. Baruc, no current member of the Compensation Committee is or has been an employee of the Company or has any relationship to the Company that is required to be disclosed pursuant to regulations of the Securities and Exchange Commission. Furthermore, none of the Company's executive officers serves on the board of directors of any company of which a Compensation Committee member is an employee. Mr. Baruc is the husband of Faith Gussack, who is a member of GRC, which leases property to the Company. See "Certain Relationships and Related Transactions".

Director Nominations

      The Company does not currently have a Nominations Committee and is not required to do so under the NASDAQ listing rules because it is a "Controlled Company" within the meaning of such rules. Instead, nominations for directors are made by the entire Board of Directors.

      The Board of Directors seeks director candidates based upon a number of qualifications, including their independence, knowledge, judgment, character, leadership skills, education and experience.

      As part of the process of selecting board candidates, the Board reviews the appropriate skills and characteristics required of board members. The Board does not generally rely upon third-party search firms to identify board candidates. Instead, it relies on recommendations from a wide variety of its business contacts, including current executive officers, directors and stockholders, as a source for potential board candidates. The Board of Directors evaluates the above criteria as well as the current composition of the Board of Directors and the need for audit committee expertise. The Board of Directors then nominates the candidates which it believes best suit the needs of the Company.

      Fred Groveman was nominated to be a Director by Seymour I. Gussack, the Chairman of the Board of Directors, and David L. Gussack, the Chief Executive Officer, both of whom are stockholders.

Nominations by Stockholders

      In accordance with the provisions of our By-Laws, a stockholder of record on the date of the notice of meeting and on the record date for the determination of stockholders entitled to vote at such meeting may nominate candidates for election to the Board of Directors.

      A stockholder who wishes to nominate a director candidate must timely deliver a notice to the General Counsel and Secretary of the Company delivered to, or mailed and received at, the principal executive offices of the Company at 44 High Street, West Nyack, NY 10994. To be timely, the notice must be delivered
(a) in the case of an Annual Meeting, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding Annual meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within 30 days before or after such anniversary date, the notice must be received not later than the earlier of the close of business on the tenth day following the day on which the notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made.

      To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated there under; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated there under. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

      Stockholders' nominees that comply with these procedures will receive the same consideration that other nominees receive.

                           SUMMARY COMPENSATION TABLE

      The following table sets forth the aggregate compensation paid for services rendered in all capacities to the Company's most highly compensated executive officers during the fiscal year ended January 3, 2004 ("Fiscal Year 2003"):

                                  Annual Compensation (1)              Long-Term  Compensation
                               ----------------------------     Restricted                All Other
        Name and                Fiscal   Salary       Bonus       Stock       Stock      Compensation
    Principal Position           Year      $            $         Awards     Options#         $
-----------------------------------------------------------------------------------------------------
David L. Gussack, CEO            2003    332,982     20,469         --            --      6,200 (2)
                                 2002    318,510     21,586         --       100,000      5,600 (3)
                                 2001    315,495     75,287         --        20,000      5,620 (4)

Thomas J. Uhlig, President      *2003    165,034     10,673         --            --         --

Joseph J. Hoo, VP Advanced       2003    139,082     10,497         --            --         --
   Technology & China Affairs    2002    132,712      8,994         --            --         --
                                 2001    131,456      6,370         --         5,000         --

William F. Kurtz, VP Director    2003    131,226      9,904         --            --         --
   of Operations                 2002    121,580      8,486         --            --         --
                                 2001    112,304      5,442         --         5,000         --

Corby W. Self, VP Ball and       2003    148,241     14,806         --            --         --
   Roller Operations           **2002    141,476     10,139         --        20,000         --

* - Fiscal 2003 was the first year of reportable compensation.
** - Fiscal 2002 was the first year of reportable compensation.

(1) Perquisites and other personal benefits are not included because they do not exceed the lesser of $50,000 or 10% of the total base salary and annual bonus for the named executive officer.
(2)   Board compensation: 2,000 shares at $3.10 per share, issued in 2004.
(3)   Board compensation: 2,000 shares at $2.80 per share, issued in 2003.
(4)   Board compensation: 2,000 shares at $2.81 per share, issued in 2002.

OPTION / SAR GRANTS IN LAST FISCAL YEAR

                                 Individual Grants                         for Option Term
                      -------------------------------------     --------------------------------------
                          Number of        Percent of Total
                         Securities          Options/SARS       Exercise
                      Underlying Option/      Granted to         of Base
                        SARS Granted         Employees in         Price     Expiration    5%      10%
          Name              (#)               Fiscal Year        ($/sh)        Date      ($)/$   ($)/$
------------------------------------------------------------------------------------------------------
N/A                   N/A                         N/A              N/A          N/A       N/A     N/A

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

                                                Number of Securities
                                               Underlying Unexercised   Value  of Unexercised
                                                     Options at         In-The-Money Options
                                                   January 3, 2004        at January 3, 2004
                        Shares                 ----------------------------------------------
                     Acquired on      Value         Exercisable/             Exercisable/
   Name                Exercise      Realized      Unexercisable            Unexercisable
---------------------------------------------------------------------------------------------
David L. Gussack               0            0     130,000/10,000                   N/A

Thomas J. Uhlig                0            0           0/0                        N/A

Corby W. Self                  0            0      4,000/16,000            $600/$2,400

Joseph J. Hoo                  0            0      21,000/4,000                    N/A

William F. Kurtz               0            0      16,300/3,500                    N/A

Compensation of Directors

Standard Arrangements:

All fees described herein are for non-management directors only.

      a. Attendance fee - $1,000 for actual physical attendance or $500 if attendance is by telephone.

      b. Committee fee - $500 fee per Director unless the committee meets immediately before or after a Board meeting in which case the fee will be $250. Fees will be halved for telephone attendance.

      c. Stock grant - 2,000 shares per Director per year will be issued at calendar year end for the year served. The intent of this specific quantity is to approximate $12,000 - $15,000 in value. It may be changed annually to reflect this goal.

      d. Each member of the Board shall receive an option for 5,000 shares (at the then market price) when joining the Board.

Other Arrangements:

      In 2003, Seymour I. Gussack, Chairman of the Board of Directors, received salary of $261,475, bonus of $16,033, and other compensation of $6,200. In 2004, he will receive salary and bonus as approved by the Compensation/Stock Option Committee of the Board of Directors. Perquisites and other personal benefits are not included because they do not exceed the lesser of $50,000 or 10% of the total base salary and annual bonus for Seymour I. Gussack.

REPORT OF COMPENSATION/STOCK OPTION COMMITTEE OF BOARD OF DIRECTORS

Role of the Committee

      The Compensation/Stock Option Committee of the Board of Directors (the "Committee") is responsible for review and approval of (i) annual salaries and bonuses for all employees with salaries in excess of $100,000 and (ii) all grants of stock options under the Company's 1996 Stock Option and Performance Award Plan. In 2003 the Committee consisted of two members: Peter Barotz and Robert Baruc.

Compensation Policy

      The Committee believes that compensation should be structured with the objective of encouraging and rewarding management and employee efforts to achieve the Company's business and financial objectives in order to create added value for stockholders. Such a policy helps to achieve the Company's business and financial objectives and also provides the incentive needed to attract and retain well-qualified personnel. The relationship between the company's performance and levels of executive compensation is not a mathematical formula. Instead, the various measures of the company's performance, including, among other things, sales, profit levels, cost and inventory controls, are among several significant factors which the Committee considers in fixing executive compensation. Other factors include, but are not limited to, levels of executive compensation at other companies, the qualifications and experience of each executive and achievements of executives, which may not have immediate impact on key performance indicators. The Committee considers the totality of these factors in arriving at compensation packages.

CEO Compensation

      In 2003, David L. Gussack, the Company's President, received compensation consisting of a salary of $332,982 and bonuses totaling $20,469. No stock options were granted to Mr. Gussack in 2003. See "Summary Compensation Table". In addition, in 2004, Mr. Gussack received two thousand shares of Company stock, for compensation as a Director for the year 2003. While the salary and bonus paid to Mr. Gussack represented a moderate increase over 2002, his overall compensation in 2003 was significantly lower than that in 2002 in view of the fact that no options were granted to Mr. Gussack in 2003. The Committee believes that the 2003 compensation was appropriate based upon Mr. Gussack's experience in the bearing industry, the Company's performance and consideration of compensation paid to executives at other companies of comparable size. Among the key factors of Company performance which the Committee focused on were increases in sales, market share and in net income, although the Committee did not base Mr. Gussack's compensation on any particular quantitative criteria.

The Compensation Committee:
Robert E. Baruc
Peter Barotz

The foregoing report shall not be deemed incorporated by reference by an general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

                             AUDIT COMMITTEE REPORT

      In accordance with a written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company's financial reporting processes. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.

      In this context, the Audit committee has met and held discussions with management and the independent auditors. Management represented to the Audit committee that the Company's audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management.

      The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as may be modified or supplemented.

      In addition, the Audit committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent auditors, their independence.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-K for the period ended January 3, 2004 for filing with the Securities and Exchange Commission.

      Members of the Audit Committee

      Ronald Fetzer
      Peter Barotz
      Barbara M. Henagan

The foregoing report shall not be deemed incorporated by reference by an general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

                     COMPARISON OF TOTAL STOCKHOLDER RETURN

      The Company is required to include in this Proxy Statement a line-graph presentation comparing cumulative shareholder returns with the Nasdaq Composite Index and an index of peer group companies selected by the Company based on the same industrial classification and similarity of products. The graph below sets forth information on shareholder return for the period from December 31, 1997 through December 31, 2003. The graph includes lines showing returns for the peer group used this year ("Peer Group Index"), as required by SEC rules.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                       AMONG GENERAL BEARING CORPORATION,
             THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP

                              [LINE GRAPH OMITTED]

                                               Cumulative Total Return
                               --------------------------------------------------------
                               12/98     12/99     12/00     12/01     12/02     12/03
GENERAL BEARING CORPORATION    100.00     82.46     71.93     38.60     42.81     42.81
NASDAQ STOCK MARKET (U.S.)     100.00    196.27    129.21     68.36     62.55     89.43
PEER GROUP                     100.00    133.21    102.10    116.69    138.45    188.91

* $100 invested on 12/31/98 in stock or index-including reinvestment of dividends.
Fiscal year ending December 31.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Leases with Realty

      The Company leases a facility located at West Nyack, New York comprising 189,833 square feet owned by GRC, whose members include Seymour I. Gussack, David L. Gussack and Nina M. Gussack, each a member of the Board of Directors of the Company, and Faith Gussack, whose husband is Robert E. Baruc, a member of the Board of Directors of the Company. The Company and GRC entered into the Lease, effective November 1, 1996, which provided for an initial term expiring on October 31, 2003, renewable at the option of the Company for an additional six-year term. The Company initially paid rent of $4.81 per square foot (or $913,000) annually, payable in monthly rent payments of $76,000. The Lease provided for an increase every other year to the greater of: (i) 106% of the preceding year's rent; or (ii) the preceding year's rent multiplied by a fraction, the numerator of which is the CPI for the area including Rockland County or if no such index is published, for Northern New Jersey in effect 90 days prior to November 1 of the new rent year, and the denominator of which is the CPI in effect 90 days prior to November 1 of the preceding year. The November 1998 increase amounted to 6% of the preceding year, resulting in rent of $5.0986 per square foot (or $968,000) annually effective through October 31, 2000. The November 2000 increase also amounted to 6% of the preceding year, resulting in rent of $5.4045 per square foot (or $1,026,000) annually effective through October 31, 2002. The November 2002 increase amounted to 6% of the preceding year, resulting in rent of $5.7288 per square foot (or $1,088,000) annually effective through October 31, 2003.

      On November 1, 2003, the Company entered into a new lease agreement with GRC. The new lease is a ten-year lease that ends on October 31, 2013, and is renewable at the option of the Company for an additional five years. The Company pays rent of $6.00 per square foot (or $1,140,000) annually, payable in monthly rent payments of $95,000. The lease provides for an increase every other year to the greater of: (i) 106% of the preceding year's rent; or (ii) the preceding year's rent multiplied by a fraction, the numerator of which is the CPI for the area including Rockland County or if no such index is published, for Northern New Jersey in effect 90 days prior to November 1 of the new rent year, and the denominator of which is the CPI in effect 90 days prior to November 1 of the preceding year.

Leases with General

      General currently subleases space to World, LLC, a majority of which is owned by John E. Stein, the Company's Secretary and General Counsel, on a month-to-month basis.

Xerox Settlement

      From 1995 through May 2001, the Company and GRC were plaintiffs and counterclaim defendants in an action against Xerox for contamination to real property owned by GRC and previously leased by the Company from GRC. The action resulted in a judgment against Xerox for $1,111,483 (including sanctions awarded of $27,898) which, together with interest of $883,048 amounted to a total recovery of $1,994,530. The jury rejected Xerox's counterclaim in its entirety.

      Inasmuch as the judgment against Xerox was expressly for damage to GRC's property, and GRC expended $2.5 million in both the prosecution of GRC's and the Company's claims, and defense of Xerox's counterclaims against GRC and the Company, on May 29, 2001, the Company and GRC entered into an agreement whereby
(i) the Company waived any interest in the judgment, (ii) the Company agreed to reimburse GRC $763,387 over the next four years with interest at 8.4% per annum from the date of the agreement, representing 30% of the litigation costs in the action and (iii) GRC released the Company from any further claims for indemnification for litigation expenses in connection with the action. Even though the Company was not legally or contractually obligated to reimburse GRC, a related party, the Company agreed to enter into the reimbursement agreement because the Company believed it was fair and equitable to do so as GRC had paid legal expenses for the benefit of the Company. The reimbursement is being paid to GRC in the form of additional rent payments by the Company of $18,780 per month for 48 months beginning in June, 2001. The entire amount of the reimbursement was charged to operations in fiscal 2001. At October 1, 2004, the Company has paid $751,207 toward this agreement.

Sale of Discontinued Operations

      In December of 2003, World Machinery Group, BV, a 60% owned subsidiary of the Company sold all of its interest in W.M. Works to Machinery Works Holding, LLC, an entity that is 51% owned by John E. Stein, Secretary & General Counsel of the Company, for: (a) $500,000, $250,000 of which is payable in December 2004 and $250,000 of which is payable in December 2005, (b) contingent consideration, equal to the greater of 2% of sales or 25% of EBITDA of W.M. Works, up to $4,000,000 cumulatively, payable quarterly in arrears and (c) assumption of World Machinery Company's liability in an arbitration with the Romanian authority for Privatization and Management of State Ownership (see Note 16). Additionally, the Company sold the assets and liabilities of General Ball and Roller, Inc. (formerly WMW Machinery Company, Inc.), also a subsidiary of the Company, to World LLC, an entity that is also 51% owned by John E. Stein, for:
(a) $250,000 in cash and (b) a note for $250,000, payable in twelve monthly installments of approximately $20,833 plus interest at 4% per annum.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, certain of our officers and persons who own more than 10% of our common stock, file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such common stock. These directors, officers and greater than 10% stockholders are required by regulation to furnish us with copies of all Section 16(a) forms which they file.

      To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, our directors, officers and greater than 10% stockholders complied with all fiscal year 2003 Section 16(a) filing requirements applicable to them.

                                   PROPOSAL II

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee of the Board of Directors of the Company, has appointed the firm of UHY LLP ("UHY") as independent auditors of the Company to audit and report on its consolidated financial statements for the fiscal year ending January 1, 2005 and has determined that it would be desirable to request that the stockholders of the Company ratify such appointment. As described below, UHY is a newly-formed New York limited liability partnership which includes substantially all of the former partners of Urbach Kahn & Werlin LLP ("Urbach"), the Company's auditor since 2001. Urbach has notified the Company of its intention to cease providing audit services to public companies and has resigned as the independent auditors of the Company.

      Representatives of UHY are expected to attend the Meeting, in both their capacity as representatives as UHY and as former representatives of Urbach, and will be available to respond to appropriate questions. Such representatives will also be given an opportunity to make a statement at the Meeting if they so desire.

      On June 1, 2004, the partners of Urbach announced that they were joining UHY, a newly-formed New York limited liability partnership. UHY is a legal entity that is separate from Urbach. Following Urbach's resignation, the Company appointed UHY as its independent auditor.

      None of the reports of Urbach on the Company's financial statements for either of the past two years or subsequent interim periods contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

      The decision to change principal accountants was approved by the Audit Committee of the Company's Board of Directors.

      During the two most recent fiscal years of the Company and any subsequent interim periods, there were no disagreements between the Company and Urbach on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Urbach, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

      The Company has provided Urbach with a copy of the above disclosures in response to Item 304(a) of Regulation S-K in conjunction with the filing of a Current Report on Form 8-K (the "Form 8-K") announcing the resignation of Urbach and the appointment of UHY, filed on October 5, 2004. The Company requested that Urbach deliver to the Company a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K, and if not, stating the respects in which it does not agree. A copy of the letter of Urbach Kahn & Werlin LLP was filed as Exhibit 16 to the Form 8-K.

      On October 5, 2004, the Company engaged UHY as the Company's independent public accountant for the Company's fiscal year ending January 1, 2005 and the remaining interim periods prior to such year-end. During the Company's two most recent fiscal years or subsequent interim period, the Company has not consulted with UHY regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor did the limited liability partnership of UHY provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue. Further, during the Company's two most recent fiscal years or subsequent interim periods, the Company has not consulted with the limited liability partnership of UHY on any matter that was the subject of a disagreement or a reportable event.

      Urbach has a continuing relationship with Urbach Kahn & Werlin Advisors, Inc. ("Advisors") from which it leases staff who are full time permanent employees of Advisors and through which its partners provide non-audit services. Non-audit services referred to below as "Tax Fees" and "All Other Fees" were provided to the Company by Advisors. As a result of Urbach's arrangement with Advisors, Urbach has no full time employees and, therefore, all of the audit services performed for the Company by Urbach for 2003 were provided by permanent, full time employees of Advisors leased to Urbach. For fiscal year 2003 Urbach managed and supervised the audit engagement and the audit staff and is exclusively responsible for the report rendered in connection with audit of the Company's 2003 consolidated financial statement.

Audit Fees:

      The aggregate fees paid, or expected to be paid, to Urbach for the audit of the Company's annual financial statements and the reviews of the interim financial statements included in the Company's Form 10-Qs filed during the fiscal years ending 2003 and 2002 amounted to $246,000 and $191,750, respectively.

Audit Related Fees:

      Audit related fees for assurance and services reasonably related to the performance of the audit or review of the Company's financial statements for the fiscal years ended 2003 and 2002, but not reported as audit fees above, amounted to $5,000 and $39,000, respectively.

Tax Fees:

      Fees for services related to tax compliance, tax advice, and tax planning, for the fiscal years ending 2003 and 2002 amounted to $ 44,000 and $30,832, respectively.

All Other Fees:

      Fees for services other than those listed above, for the fiscal years 2003 and 2002 amounted to $40,000 and $16,633, respectively.

      The Audit Committee has considered whether the provisions of non-audit related services by Advisors is compatible with maintaining such auditor's independence.

Audit Committee Approval of Engagements

      The Audit Committee approves the engagement of the independent auditor prior to its rendering of audit or non-audit services.

      The Board of Directors recommends a vote "FOR" Proposal II.

                                  ANNUAL REPORT

      All stockholders of record as of September 9, 2004 have or are currently being sent a copy of the Company's Annual Report for the fiscal year ended January 3, 2004 (the "Annual Report"), which contains audited financial statements of the Company. The Annual Report is deemed to be a part of the material for the solicitation of proxies.

      THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL HOLDER OF RECORD OF ITS COMMON STOCK ON SEPTEMBER 9, 2004 WHO DID NOT RECEIVE A COPY OF THE COMPANY'S ANNUAL REPORT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 3, 2004 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO THE SECRETARY, GENERAL BEARING CORPORATION, 44 HIGH STREET, WEST NYACK, NEW YORK 10994.

                              STOCKHOLDER PROPOSALS

      Proposals of stockholders intended to be presented at the Company's 2005 Annual Meeting of Stockholders must be received by the Company at the Company's principal executive offices, not later than June 1, 2005. All such proposals should be in compliance with all applicable Securities and Exchange Commission regulations.

                                  OTHER MATTERS

      Stockholder Communications: If you would like to communicate with our board of directors, please send a letter to the following address: General Bearing Corporation, Attention: Board of Directors c/o General Counsel and Secretary, General Bearing Corporation, 44 High Street, West Nyack, New York 10994. The Company's General Counsel will review each such communication and forward a copy to each member of the Board of Directors.

      As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matter to be brought before the Meeting. However, if any other matter not mentioned in the Proxy Statement is properly brought before the Meeting or any adjournment or adjournments thereof, the persons named in the enclosed Proxy or their substitutes will have discretionary authority to vote proxies given in said form or otherwise act in respect of such matters in accordance with their best judgment.

      All of the costs and expenses in connection with the solicitation of proxies with respect to the matters described herein will be borne by the Company. In addition to solicitation of proxies by use of mails, directors, officers and employees (who will receive no compensation therefore in addition to their regular remuneration) of the Company may solicit the return of proxies by telephone, telegram or personal interview. The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request instructions for voting the proxies. The Company may reimburse such banks, brokerage houses and other custodians, nominees and fiduciaries for their expenses in connection therewith.

      It is important that proxies be returned promptly. Stockholders are therefore urged to fill in, date, sign and return the Proxy immediately. No postage need be affixed if mailed in the enclosed envelope in the United States.

BY ORDER OF THE BOARD OF DIRECTORS,


/s/ DAVID L. GUSSACK

DAVID L. GUSSACK
Chief Executive Officer